                                                                   EXHIBIT 10.11


                                September 9, 1998




Mr. Thomas E. Moore
10 Lynn Road
Englewood, Colorado 80110

         Re:      Directors of KaStar Satellite Communications Corp.

Dear Tom:

         This letter is being delivered by the undersigned in connection with the letter agreement of even date between KaStar Satellite Communications Corp. (the "Company") and Thomas E. Moore ("Moore").

         For so long as Moore is an employee of the Company, the undersigned will cause all of the shares it beneficially owns, holds of record or otherwise controls to be voted to elect and continue in office a board of directors of the Company which includes at all such times one director designated by Moore, which designation will be indicated by written notice signed by Moore and delivered personally, by mail or fax to the undersigned as follows:

         c/o David M. Drucker
         KaStar Satellite Communications Corp.
         2701 Alcott, Suite 486
         Denver, Colorado 80211
         Facsimile: (303) 670-5103

The undersigned acknowledges that monetary damages for breach of this letter agreement will be difficult to ascertain and that Moore will be irreparably damaged by any breach of this letter, so Moore will be entitled to injunctive relief against the undersigned with respect to any breach, in addition to any damages that may be awarded.

Mr. Thomas E. Moore
September 9, 1998
Page 2


         The undersigned confirms that it is the legal and beneficial owner of 930 outstanding shares of the Company's common stock. In connection with any direct or indirect transfer of its common stock in the Company, the undersigned will require the transferee to continue to be bound by this letter.

                                        Sincerely,

                                        TELEVERDE COMMUNICATIONS, L.P.

                                        By: Televerde Communications Corp.,
                                              general partner


                                            By: /s/ David M. Drucker
                                               ---------------------------------
                                                  David M. Drucker, President